Press Release	Exhibit 99(i)
From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2023

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2023.

Revenues from Operations for the three months ended January 31, 2023 were $5,837,819 compared to revenues of $5,328,349 in the comparable 2022 three-month period, while Revenues from Operations for the six months ended January 31, 2023 amounted to $11,607,553 compared to revenues of $10,407,896 in the comparable 2022 six-month period.

Net income from Operations for the three months ended January 31, 2023 was $44,738, or $.02 per share, compared to net loss from Operations of ($195,830), or ($.10) per share, in the comparable 2022 three-month period.

Net income from Operations for the six months ended January 31, 2023 was $104,255, or $.05 per share, compared to net loss from Operations of ($586,580), or ($.29) per share, in the comparable 2022 six-month period.

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Dated: March 8, 2023